                                                                      EXHIBIT 99


                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                                 March 31, 2002

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED MARCH 31, 2002 AND 2001


                                      INDEX

FINANCIAL STATEMENTS:

Condensed Consolidated Balance Sheets                                       1
Condensed Consolidated Statements of Operations and
     Comprehensive Income                                                   2
Condensed Consolidated Statements of Cash Flows                             3
Notes to Condensed Consolidated Financial Statements                        4


The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with accounting principles generally accepted in the United States of America in making such determinations.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                            MARCH 31,     DECEMBER 31,
                                                                              2002           2001
                                                                           ----------     -----------
                                     ASSETS
Bonds at market value (amortized cost of $2,345,770 and
  $2,211,247)                                                              $2,429,463     $2,303,431
Equity investments at market value (cost of $10,006)                           10,076         10,076
Short-term investments                                                        119,783        213,212
                                                                           ----------     ----------
     Total investments                                                      2,559,322      2,526,719
Cash                                                                           20,502          5,882
Deferred acquisition costs                                                    248,257        240,492
Prepaid reinsurance premiums                                                  438,430        420,798
Reinsurance recoverable on unpaid losses                                       27,659         28,880
Investment in unconsolidated affiliate                                         50,317         49,726
Other assets                                                                  160,401        165,782
                                                                           ----------     ----------
     TOTAL ASSETS                                                          $3,504,888     $3,438,279
                                                                           ==========     ==========


           LIABILITIES AND MINORITY INTEREST AND SHAREHOLDER'S EQUITY

Deferred premium revenue                                                   $1,132,290     $1,090,332
Losses and loss adjustment expenses                                           115,070        114,428
Deferred federal income taxes                                                 133,945        133,877
Ceded reinsurance balances payable                                             44,900         34,961
Surplus notes                                                                 144,000        144,000
Minority interest                                                              48,217         46,157
Accrued expenses and other liabilities                                        140,360        175,852
                                                                           ----------     ----------
     TOTAL LIABILITIES AND MINORITY INTEREST                                1,758,782      1,739,607
                                                                           ----------     ----------

Common stock (400 shares authorized, issued and outstanding;
   par value of $37,500 per share)                                             15,000         15,000
Additional paid-in capital                                                    796,217        794,797
Accumulated other comprehensive income (net of deferred
   income tax provision of $27,404 and $29,334)                                56,359         62,920
Accumulated earnings                                                          878,530        825,955
                                                                           ----------     ----------
     TOTAL SHAREHOLDER'S EQUITY                                             1,746,106      1,698,672
                                                                           ----------     ----------

     TOTAL LIABILITIES AND MINORITY INTEREST
       AND SHAREHOLDER'S EQUITY                                            $3,504,888     $3,438,279
                                                                           ==========     ==========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME

                             (DOLLARS IN THOUSANDS)


                                                                                   THREE MONTHS ENDED MARCH 31,
                                                                                   ----------------------------
                                                                                       2002          2001
                                                                                     --------      --------
REVENUES:
   Net premiums written (net of premiums ceded of
      $49,350 and $32,316)                                                           $ 95,241      $ 71,373
                                                                                     ========      ========
   Premiums earned (net of premiums ceded of
      $31,312 and $22,095)                                                             61,470        51,264
   Net investment income                                                               32,995        31,308
   Net realized gains                                                                   1,267         1,726
   Other income                                                                            88           250
                                                                                     --------      --------
          TOTAL REVENUES                                                               95,820        84,548
                                                                                     --------      --------
EXPENSES:
   Losses and loss adjustment expenses                                                  2,912         2,778
   Policy acquisition costs                                                            12,365         9,274
   Other operating expenses                                                            11,419         9,098
                                                                                     --------      --------
          TOTAL EXPENSES                                                               26,696        21,150
                                                                                     --------      --------
   Minority interest and equity in earnings of unconsolidated affiliate                (1,470)         (574)
                                                                                     --------      --------
INCOME BEFORE INCOME TAXES                                                             67,654        62,824
   Provision for income taxes                                                          15,079        13,797
                                                                                     --------      --------
     NET INCOME                                                                        52,575        49,027
                                                                                     --------      --------

Other comprehensive income, net of tax:
   Unrealized gains on securities:
     Holding gains (losses) arising during period                                      (5,665)       10,572
     Less: reclassification adjustment for gains
           included in net income                                                         896         1,213
                                                                                     --------      --------
   Other comprehensive income (loss)                                                   (6,561)        9,359
                                                                                     --------      --------
     COMPREHENSIVE INCOME                                                            $ 46,014      $ 58,386
                                                                                     ========      ========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                       THREE MONTHS ENDED MARCH 31,
                                                       ----------------------------
                                                          2002            2001
                                                        ---------      ---------
Cash flows from operating activities:
   Premiums received, net                               $ 110,202      $  74,576
   Policy acquisition and other operating expenses
     paid, net                                            (84,500)       (70,480)
   Recoverable advances recovered                             742          1,536
   Losses and loss adjustment expenses paid, net             (604)       (20,279)
   Net investment income received                          32,492         32,314
   Federal income taxes paid                              (16,651)        (9,495)
   Interest paid                                           (2,762)        (1,500)
   Other, net                                              (2,093)         1,877
                                                        ---------      ---------
          Net cash provided by operating activities        36,826          8,549
                                                        ---------      ---------

Cash flows from investing activities:
   Proceeds from sales of bonds                           135,135        114,451
   Purchases of bonds                                    (249,270)      (155,061)
   Purchases of property and equipment                     (2,128)          (430)
   Net decrease in short-term securities                   93,753         39,862
   Other investments, net                                     304            175
                                                        ---------      ---------
          Net cash used for investing activities          (22,206)        (1,003)
                                                        ---------      ---------
Net increase in cash                                       14,620          7,546
Cash at beginning of period                                 5,882          7,053
                                                        ---------      ---------
Cash at end of period                                   $  20,502      $  14,599
                                                        =========      =========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001


1. ORGANIZATION AND OWNERSHIP

     Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed and municipal obligations.

2. BASIS OF PRESENTATION

     The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows at March 31, 2002 and for all periods presented, have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 2001 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the periods ended March 31, 2002 and 2001 are not necessarily indicative of the operating results for the full year. Certain prior-year balances have been reclassified to conform to the 2002 presentation.

3. RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No. 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). SFAS No. 141 requires the purchase method of accounting be used for all business combinations initiated after June 30, 2001, establishes specific criteria for the recognition of intangible assets separately from goodwill, and requires unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized). These provisions are effective for business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. Certain SFAS No. 141 provisions also apply to purchase business combinations for which the acquisition date was before July 1, 2001. SFAS No. 142 addresses how intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in the financial statements. This statement requires that goodwill no longer be amortized and instead be subject to an impairment test performed at least annually. The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 31, 2001. The implementation of these standards, on January 1, 2002, did not have a material effect on the Company's financial position, results of operations or cash flows.